UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number: 0-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor New York, New York 10022	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 826-8942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 8.01. Other Events.

On April 27, 2006, Moscow CableCom Corp. announced the filing of its Annual Report on Form 10-K which the Company believed would bring it in full compliance with The Nasdaq Stock Market’s listing requirements. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

On April 28, 2006, Moscow CableCom Corp. announced the receipt of a notice from the Nasdaq Stock Market which stated the de-listing procedure of the Company’s Common Stock would be terminated as a result of the Company filing its Annual Report within The Nasdaq Stock Market’s applicable cure period. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following are furnished as Exhibits to this report:

Exhibit Number	Description Exhibit
99.1	Press Release dated April 27, 2006
99.2	Press Release dated April 28, 2006

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Andrew Intrater
Name:	Andrew Intrater
Title:	Chairman

Date: May 1, 2006

3